UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 21, 2018
LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 21, 2018. Holders of record of the Company's common stock at the close of business on March 29, 2018, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Directors
The election of the following directors of the Company for a one-year term and until the election of directors at the Company's next annual meeting of shareholders in 2019

	For	Withheld	Broker Non-Votes
Arcilia C. Acosta	42,158,798	565,266	3,223,251
George A. Fisk	41,860,720	863,344	3,223,251
Kevin J. Hanigan	41,996,935	727,129	3,223,251
Bruce W. Hunt	39,869,487	2,854,577	3,223,251
Anthony J. LeVecchio	41,903,176	820,888	3,223,251
James Brian McCall	42,101,548	622,516	3,223,251
Karen H. O'Shea	41,921,155	802,909	3,223,251
R. Greg Wilkinson	42,074,906	649,158	3,223,251

Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation

For	41,948,365
Against	357,706
Abstain	417,988
Broker Non-Votes	3,223,256

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2018

For	45,479,727
Against	371,506
Abstain	96,082

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	May 23, 2018	By:	/s/ Scott A. Almy
Scott A. Almy, Executive Vice President, Chief Operating Officer, Chief Risk Officer and General Counsel